UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2014

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Solar Bonds Program

On October 15, 2014, SolarCity Corporation (the “Company”) commenced its program (the “Solar Bond Program”) for the issuance from time to time of the Company’s Solar Bonds (“Solar Bonds”), in one or more series (each, a “Series”). The Solar Bonds will be offered under the Company’s Registration Statement on Form S-3 (Registration No. 333-199321), and the related prospectus supplement for the applicable Series. The Company has initially authorized the sale of up to $200 million in aggregate principal amount of Solar Bonds.

Concurrently with the commencement of the Solar Bond Program, the Company initiated the offer and sale of the Series stated below (the “Offered Series”). The Solar Bonds will mature on the date and bear interest at the rate set forth in the table below. The Company will initially offer an aggregate principal amount of each Offered Series up to the maximum principal amount as further set forth below. However, the Company may increase the maximum principal amount of any Offered Series from time to time, in its sole discretion.

Title of Series of Solar Bonds	Maturity Date	Interest Rate	Initial Maximum Principal Amount
2.00% Solar Bonds, Series 2014/1-1	October 15, 2015	2.00%	$10 million
2.50% Solar Bonds, Series 2014/2-2	October 15, 2016	2.50%	$10 million
3.00% Solar Bonds, Series 2014/3-3	October 15, 2017	3.00%	$10 million
4.00% Solar Bonds, Series 2014/4-7	October 15, 2021	4.00%	$10 million

Each Offered Series will be issued pursuant to an indenture, dated as of October 15, 2014 (the “Base Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated as of October 15, 2014, by and between the Company and the Trustee, related to such Offered Series (each, a “Supplemental Indenture”).

The Solar Bonds of each Offered Series will be senior unsecured obligations of the Company, rank equal in right of payment with all of the Company’s existing and future liabilities that are not expressly subordinated to such Solar Bonds, effectively rank junior to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness (including amounts outstanding under the Company’s credit facility), and be structurally subordinated to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The occurrence of any of the following events will result in an “Event of Default” with respect to each Offered Series, which may result in the acceleration of the maturity of such Offered Series:

•	The Company’s failure to make any payment of interest on such Offered Series when due, which failure continues for 30 days;

•	The Company’s failure to make full payment of principal, or reduced principal or premium, if any, on such Offered Series when due at its stated maturity or optional redemption;

•	The Company’s default in the performance, or breach, of any other covenant or agreement under the Base Indenture, as supplemented by the Supplemental Indenture applicable to that Offered Series, subject to certain exceptions, and after applicable notice and cure periods set forth therein; and

•	Certain events of bankruptcy, insolvency or reorganization of the Company and, in the case of an involuntary insolvency proceeding, such proceeding remaining unstayed for a period of 90 consecutive days.

A default or an Event of Default with respect to any Offered Series will not automatically trigger a default or an Event of Default with respect to any other Offered Series. Upon any Event of Default with respect to an Offered Series, the trustee or holders of at least 25% in aggregate principal amount of that Offered Series then outstanding may declare accrued and unpaid interest, if any, principal (including any redemption discount) and premium, if any, on all the Solar Bonds of that Offered Series to be due and payable immediately. Upon an Event of Default that relates to certain events of bankruptcy, insolvency or reorganization of the Company, all accrued and unpaid interest, if any, principal (including any redemption discount) and premium, if any, on all the Solar Bonds will become due and payable immediately.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Base Indenture and each Supplemental Indenture, and the related Forms of Solar Bonds, which are included as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8 and 4.9 hereto and are incorporated herein by reference.

Amendment to Credit Agreement

On October 15, 2014, the Company, Bank of America, N.A., as administrative agent (the “Administrative Agent”), and the lenders from time to time party thereto (the “Lenders”) entered into a fourth amendment (“Amendment No. 4”) to that certain Amended and Restated Credit Agreement, dated November 1, 2013, among the Company, the Administrative Agent and the Lenders, and as previously amended. Amendment No. 4 amends the Company’s secured revolving credit facility to, among other things, permit the Company to incur the indebtedness related to issuance of the Solar Bonds and to permit certain payments by the Company under the terms of the Solar Bonds.

Additional Capped Call Transactions

The information set forth in Item 8.01 of this Current Report on Form 8-K under the heading “Additional Capped Call Transactions” is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K under the heading “Issuance of Additional Convertible Senior Notes” is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K under the headings “Issuance of Additional Convertible Senior Notes” and “Additional Capped Call Transactions” is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

Solar Bonds Program

In connection with the sale of Solar Bonds to certain financial intermediaries (including Series other than the Offered Series), the Company may enter into financial intermediary agreements (each, a “Financial Intermediary Agreement”) with such financial intermediaries from time to time, which sets forth certain terms and conditions applicable to any such financial intermediary sale. A form of the Financial Intermediary Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Issuance of Additional Convertible Senior Notes

On October 10, 2014, the Company issued an additional $66.0 million in aggregate principal amount of 1.625% Convertible Senior Notes due 2019 (the “Option Notes”), pursuant to the exercise of an option to acquire such notes set forth in that certain Purchase Agreement, dated September 24, 2014, by and among the Company, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers (the “Initial Purchasers”).

Additional Capped Call Transactions

In connection with the exercise by the Initial Purchasers of their option to purchase the Option Notes, on October 8, 2014 the Company entered into additional capped call transactions with Deutsche Bank AG, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. (the “Capped Calls”) pursuant to capped call confirmations in substantially the form of Exhibit 10.2 previously filed on the Company’s Current Report on Form 8-K filed on September 25, 2014, which is incorporated herein by reference. The Capped Calls have initial strike prices of $83.5282 per share and initial cap prices of $126.0800 per share, subject to certain adjustments. The Capped Calls cover, subject to customary adjustments, approximately 783,200 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”). Unless the Company elects to settle the Capped Calls in cash, the Capped Calls are expected to offset the potential dilution to the Company’s common stock following conversion of the Option Notes. If, however, the market value per share of the Common Stock, as measured under the terms of the Capped Calls, exceeds the applicable cap price of the Capped Calls, the number of shares of Common Stock or the amount of cash the Company receives upon the exercise of the Capped Calls (or portions thereof) will be capped at a number of shares with an aggregate market value (or an amount of cash) approximately equal to (x) the excess of the cap price of the capped call transactions over the strike price of the capped call transactions times (y) the number of shares of Common Stock relating to the capped call transactions (or the portions thereof) being exercised, and the dilution mitigation under the capped call transactions will be limited to such number of shares. Additionally, to the extent that the market value per share of Common Stock exceeds the conversion price of the Option Notes but does not exceed the strike price of the Capped Calls, the Company will not be entitled to receive any shares of Common Stock or cash under the Capped Calls. The Company paid approximately $7.6 million from the net proceeds from the issuance and sale of the Option Notes to purchase the Capped Calls. The expiration dates of the Capped Calls range from September 4, 2019 to October 29, 2019. The Capped Calls are subject to either adjustment or termination upon the occurrence of specified extraordinary events affecting the Company, including certain merger events; certain tender offers; and a nationalization, insolvency or delisting involving the Company. In addition, the Capped Calls are subject to certain specified additional disruption events that may give rise to a termination of the Capped Calls, including changes in law and insolvency filings.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Form of Financial Intermediary Agreement.

4.1	Indenture, dated as of October 15, 2014, by and between the Company and the Trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Form S-3, filed with the Securities and Exchange Commission on October 15, 2014).

4.2	First Supplemental Indenture, dated as of October 15, 2014, by and between the Company and the Trustee, related to the Company’s 2.00% Solar Bonds, Series 2014/1-1.

4.3	Second Supplemental Indenture, dated as of October 15, 2014, by and between the Company and the Trustee, related to the Company’s 2.50% Solar Bonds, Series 2014/2-2.

4.4	Third Supplemental Indenture, dated as of October 15, 2014, by and between the Company and the Trustee, related to the Company’s 3.00% Solar Bonds, Series 2014/3-3.

4.5	Fourth Supplemental Indenture, dated as of October 15, 2014, by and between the Company and the Trustee, related to the Company’s 4.00% Solar Bonds, Series 2014/4-7.

4.6	Form of 2.00% Solar Bonds, Series 2014/1-1 (included in Exhibit 4.2 hereto).

4.7	Form of 2.50% Solar Bonds, Series 2014/2-2 (included in Exhibit 4.3 hereto).

4.8	Form of 3.00% Solar Bonds, Series 2014/3-3 (included in Exhibit 4.4 hereto).

4.9	Form of 4.00% Solar Bonds, Series 2014/4-7 (included in Exhibit 4.5 hereto).

5.1	Opinion of K&L Gates LLP, relating to the validity of 2.00% Solar Bonds, Series 2014/1-1.

5.2	Opinion of K&L Gates LLP, relating to the validity of 2.50% Solar Bonds, Series 2014/2-2.

5.3	Opinion of K&L Gates LLP, relating to the validity of 3.00% Solar Bonds, Series 2014/3-3.

5.4	Opinion of K&L Gates LLP, relating to the validity of 4.00% Solar Bonds, Series 2014/4-7.

23.1	Consents of K&L Gates LLP (included in Exhibits 5.1, 5.2, 5.3 and 5.4).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

By:	/s/ Brad W. Buss
Name: Brad W. Buss
Title: Chief Financial Officer

Date: October 15, 2014